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                                 EXHIBIT 21.0

                        Subsidiaries of the Registrant












































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                               SUBSIDIARIES OF

                            FIRST AMERICAN BANCORP

                 (All subsidiaries are Alabama corporations)



         Direct, wholly owned subsidiaries of First American Bancorp:

                             First American Bank



           Direct, wholly owned subsidiaries of First American Bank

                           Corporate Billing, Inc.

                        First Allegiance Mortgage, Inc.